EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                          NET/TECH INTERNATIONAL, INC.


     In order to form a corporation under and pursuant to the laws of the State of Delaware, the undersigned does hereby set forth as follows:

          PARAGRAPH FIRST: The name of the corporation is

                                              NET/TECH INTERNATIONAL, INC.

          PARAGRAPH SECOND: The address of the initial registered and principal office of this corporation in this state is c/o TAQ, Incorporated, 15 East North Street, in the City of Dover, County of Kent, State of Delaware, 19901 and the name of the registered agent at said address is TAQ, Incorporated.

          PARAGRAPH THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

          PARAGRAPH FOURTH: The corporation shall be authorized to issue the following shares:

          Class                 Number of Shares           Par Value
          -----                 ----------------           ---------
          COMMON                7,500,000                  $.01

          PARAGRAPH FIFTH: The initial Board of Directors, to hold office until the first annual meeting of the stockholders or until successors are elected and qualify, shall consist of one (1); the name and the address of the director constituting the initial Board are as follows:

          Name                  Address
          ----                  -------
          Rodger Kolsky         1909 Evva Drive
                                Schenectady, New York 12303

          PARAGRAPH SIXTH: The name and address of the incorporator are as follows:

          NAME                  ADDRESS
          ----                  -------
          Patrice Brier         9 East 40th Street
                                New York, New York  10016

          PARAGRAPH SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

               (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

               (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                    (a) To make,  alter,  amend,  change,  add to or repeal  the
               By-Laws of the corporation: to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                    (b) To  determine  from  time to time  whether,  and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

               (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

               (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.


          PARAGRAPH EIGHTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.


          PARAGRAPH NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          PARAGRAPH TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

          IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this ninth day of January, Nineteen Hundred & Ninety.


                                        /s/ PATRICE BRIER
                                        ------------------
                                        Patrice Brier, Incorporator

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

Net/Tech International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Net/Tech International, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "paragraph fourth" so that, as amended, said Article shall be and read as follows:

     The corporation shall be authorized to issue the following shares:
     Class: Common       Number of Shares: 20,000,000
                         par value $.01 per share

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Glenn E. Cohen has caused this certificate to be signed by Glenn E. Cohen, an Authorized Officer, this 21st day of February, 1997.

                                        By: /s/ Glenn E. Cohen
                                            ------------------------------
                                        Title of Officer: President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          NET/TECH INTERNATIONAL, INC.

     The  undersigned  corporation,   in  order  to  amend  its  Certificate  of
Incorporation, hereby certifies as follows:

     FIRST: The name of the corporation is: NET/TECH INTERNATIONAL, INC.

     SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

     Paragraph FOURTH of the Certificate of Incorporation, relating to the capital structure of the corporation, is hereby amended to read as follows:

          "FOURTH: THE TOTAL NUMBER OF SHARES OF STOCK WHICH THIS CORPORATION IS AUTHORIZED TO ISSUE IS: 20,500,000 SHARES, PAR VALUE $.01, OF WHICH 20,000,000 SHALL BE COMMON SHARES AND 500,000 SHALL BE PREFERRED SHARES WITH THEIR PREFERENCES, DESIGNATIONS, AND RIGHTS TO BE DETERMINED BY THE BOARD OF DIRECTORS AS ISSUED BY THE BOARD OF DIRECTORS."

     THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 222 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury, this 15th day of May, 1998.

                                        /s/ Glenn E. Cohen
                                        -------------------------------
                                        Glenn E. Cohen, Chairman of the Board

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          NET/TECH INTERNATIONAL, INC.


     The  undersigned  corporation,   in  order  to  amend  its  Certificate  of
Incorporation, here certifies as follows:

     FIRST: The name of the corporation is NET/TECH INTERNATIONAL, INC.

     SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

     "FIRST: THE NAME OF THE CORPORATION IS: RETURN ON INVESTMENT CORPORATION."

     "FOURTH: THE TOTAL NUMBER OF SHARES OF STOCK WHICH THIS CORPORATION IS AUTHORIZED TO ISSUE IS: 100,500,000 SHARES, PAR VALUE, PAR VALUE $.01, OF WHICH 100,000,000 SHALL BE COMMON SHARES AND 500,000 SHALL BE PREFERRED SHARES WITH THEIR PREFERENCES, DESIGNATIONS, AND RIGHTS TO BE DETERMINED BY THE BOARD OF DIRECTORS AS ISSUED BY THE BOARD OF DIRECTORS."

     THIRD:  At 5:00  p.m.  E.S.T.,  on  August  10,  2000  the  filing  of this
Certificate of Amendment to the Certificate of Incorporation, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-twenty without any further action on the part of the holders thereof or this Corporation. Any fractional shares shall be increased to the next higher whole number.

     FOURTH: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 222 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under penalties of perjury, this 10th day of August, 2000.

                                        NET/TECH INTERNATIONAL, INC.

                                        By: /s/ Anna Capozzi
                                            --------------------------
                                            Anna Capozzi, Assistant Secretary